Exhibit 99.1

Press Release

For further information:

Harry Wilcox, III

EXACT Sciences Corporation

P: (508) 683-1275

E: hwilcox@exactsciences.com

EXACT Sciences Corporation Announces Second Quarter 2005
Conference Call

MARLBOROUGH, Mass – (July 15, 2005) – EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a conference call for its second quarter 2005 financial and operating results, and other corporate developments, on Tuesday, July 26, 2005 at 8:30 a.m. ET.  A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link.  The conference call and the Webcast are open to all interested parties.  An archived version of the Webcast will be available at EXACT Sciences’ Web site, www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

EXACT Sciences will announce its second quarter 2005 financial and operating results on Monday, July 25, 2005, after the close of regular market trading hours.

Information for the call is as follows:

Domestic callers:  800-659-2037

International callers:  617-614-2713

Participant Passcode:  84343141

The conference call replay information is as follows:

Domestic callers:  888-286-8010

International callers:  617-801-6888

Participant Passcode:  72370324

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the early detection of cancer.  Certain of its novel technologies are currently being offered in a commercial testing service developed by Laboratory Corporation of America Holdings (LabCorp), “PreGen-Plus™”.  LabCorp’s PreGen-Plus testing service is used for screening colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its novel genomics-based technologies will help enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.